UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

Innovative Food Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-09376	20-1167761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2528 S 27th Ave Broadview, IL	60155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2023, on February 3, 2023, Innovative Food Holdings, Inc., a Florida corporation (the “Company”), entered into a side letter (the “Side Letter”) to Agreement and General Release, dated as of February 3, 2023 (the “Release Agreement”), with Sam Klepfish. Pursuant to the Side Letter, if for any reason Mr. Klepfish is not serving as a director on the Board of Directors of the Company (the “Board”), so long as Mr. Klepfish owns not less than 3% of the outstanding shares of the Company’s common stock or any amount is owed to Mr. Klepfish under the Release Agreement, Mr. Klepfish shall be appointed as an observer to the Board (the “Board Observer”).

On May 20, 2026, Mr. Klepfish exercised his right under the Side Letter to serve as a Board Observer. Pursuant to the Side Letter, the Board Observer is entitled to attend, in a non-voting observer capacity, all meetings of the Board and committees of the Board, in each case as provided in the Side Letter, and to receive the applicable meeting materials at the same time and in the same manner as provided to members of the Board, subject to the terms and limitations set forth in the Side Letter, including exclusions reasonably necessary to preserve attorney-client privilege. The Board Observer has no voting rights and, except as expressly set forth in the Side Letter, no fiduciary duties to the Company or its stockholders. The Side Letter also contains customary provisions regarding confidentiality.

On June 5, 2026, the Board acknowledged Mr. Klepfish’s right to be a Board Observer and reiterated the parameters of his rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: June 11, 2026	By:	/s/ Gary Schubert
Gary Schubert
Chief Executive Officer

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